EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

From:     BREK Energy Corporation

Contact:  Gregory Pek

                        BREK ENERGY CORPORATION DECLARES
                            DIVIDEND DISTRIBUTION OF
                          COMMON SHARE PURCHASE RIGHTS

     HONG KONG--(BUSINESS WIRE)--March 1, 2002--The Board of Directors of BREK Energy Corporation (NASDAQ: BREK, BSX: BREK, BREK BH) today declared a dividend distribution of one common share purchase right on each outstanding share of BREK common stock. Each Right will entitle shareholders to buy five shares of common stock at an exercise price of $0.01.

     The Rights are designed to assure that all of BREK's shareholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers and other abusive tactics to gain control of BREK without paying all shareholders a control premium.

     The Rights will be exercisable only if, after the date hereof, a person or group without the approval of the Board of Directors acquires 10% or more of BREK's common stock or announces a tender offer the consummation of which would result in ownership by a person or group of 10% or more of the common stock. In the case of a person or group who owns 10% or more of BREK's common stock on the date hereof, the Rights will only become exercisable if that person or group, without Board approval, acquires (or announces a tender offer to acquire), after the date hereof, additional shares of common stock totaling 10% or more of BREK's common stock.

     When the Rights first become exercisable, a holder will be entitled to buy from the Company five shares of common stock at a purchase price of $0.01. If the Company is involved in a merger or other business combination, or sells 50% or more of its assets or earning power, at any time after the Rights become exercisable, the Rights will be modified so as to entitle the holder to buy a number of shares of common stock of the acquiring company having a market value equal to the market value of BREK common stock which may have been acquired on the exercise of a Right.

     Under certain circumstances, the Rights are redeemable for a $0.01 per Right at the option of the Board of Directors.

     The Rights are intended to enable all BREK shareholders to realize the long-term value of their investment in the Company. They will not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board prior to attempting a takeover.

     The dividend distribution of the Rights will be made on March 20, 2002, payable to shareholders of the record on that date. The Rights will expire December 31, 2020, unless such date is advanced or extended.

About BREK Energy Corporation

     BREK Energy Corporation owns significant interests in emerging energy companies and assists these companies to build shareholder value. BREK Energy Corporation, formerly First Ecom.com Inc., is engaged in the oil and gas exploitation business and also provides electronic payment solutions through its wholly owned subsidiary, First Ecom Systems Limited. The Company has a national market listing and its common shares trade on the NASDAQ National Market System under the symbol BREK.

     For more information, visit www.brekenergy.com contact BREK Energy Corporation at +(852) 2801-5181 or by e-mail at info@brekenergy.com / info@firstecom.com.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include significant risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. For a discussion of some of these risks and uncertainties, please refer to the company's SEC filings, which contain additional discussion about those risk factors, which could cause actual results to differ from management's expectations. BREK Energy expressly disclaims any obligation to update the statements containedherein.